SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 18, 1999


                             MEDICAL DYNAMICS, INC.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                        84-0631765
          --------                                        ----------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                            Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                               80112
           -------------------                               -----
(Address of principal executive offices)                  (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                                 --------------
                  former name or former address, if applicable

Item 5. Other Events.
---------------------

Amendment to Tail Wind Agreements
---------------------------------

     On March 18, 1999, Medical Dynamics, Inc. ("MEDY") entered into an agreement with The Tail Wind Fund, Ltd. ("Tail Wind") to amend the terms of the Purchase Agreement dated July 31, 1998, by which Tail Wind purchased $1,100,000 of convertible debentures and committed to purchase an additional $400,000 in debentures (the "1998 Debentures"), as announced in MEDY's Form 8-K reporting an event of July 31, 1998. Tail Wind acquired the additional $400,000 in 1998 Debentures in November 1998 pursuant to the first amendment to the Purchase Agreement. Earlier amendments to the Purchase Agreement were reported in a current report on Form 8-K reporting an event of March 4, 1999.

     The current amendment accomplished the following:

1. Tail Wind agreed to consent to a variable rate transaction. As a result of Tail Wind's consent, MEDY accomplished a variable rate transaction as described under "Resonance Limited Purchase" below.

2. Tail Wind surrendered 84,615 common stock purchase warrants it had acquired in an earlier (October 1997) debenture purchase transaction. MEDY has canceled these warrants.

3. Tail Wind and MEDY agreed to reduce the conversion price for the 1998 Debentures from 100% of "Market Price" (defined in the Tail Wind agreement to be the average of the two lowest closing bid prices of the Common Stock as reported by The Nasdaq Stock Market over the 60 trading day period immediately preceding the determination date) to 85% of Market Price as defined.

4. Tail Wind agreed to waive approximately $120,000 liquidated damages payable by MEDY as a result of the registration statement for the shares underlying the 1998 Debentures and warrants issued in connection therewith not being effective within the time periods required in the Registration Rights agreement. After March 18, 1999, the liquidated damages will accrue at the rate of $30,000 per month until the registration statement is effective.

5. MEDY also agreed to pay Tail Wind $20,000 to reimburse Tail Wind for expenses incurred in connection with the registration statement and the amendments.

Resonance Limited Purchase
--------------------------

     On March 18, 1999, Resonance Limited, an unaffiliated company located in the Isle of Man, British Isles, purchased 523,834 shares of MEDY common stock for $800,000. MEDY agreed to file a registration statement related to these shares not later than April 16, 1999 and to obtain effectiveness of that registration statement by no later than July 30, 1999. In addition, MEDY agreed to issue "additional shares" to Resonance at various "determination dates." The determination dates are two, four, and six months after the registration statement for the shares issued to Resonance becomes effective. The number of additional shares to be issued to Resonance are intended to compensate Resonance for one-third of the decrease in market price of MEDY common stock (if any) during the period following the original purchase. MEDY is obligated to issue no more than 2,060,033 shares and warrants pursuant to this obligation (the "Future Priced Securities Cap").

     After six months from the effective date of the registration statement for the shares purchased by Resonance (and subject to the Future Priced Securities cap), MEDY will issue Resonance a warrant to purchase 523,834 shares for a six month period at $1.5272. Following the issuance of the additional shares and the warrant, MEDY will be obligated to file an additional registration relating to the additional shares (if any) and shares of common stock underlying the warrant. The number of shares underlying the warrant may be reduced in number if necessary to comply with the Nasd's future priced securities limitation. The issuance of the common shares and warrants to Resonance will result in a dilution adjustment to warrants held by Tail Wind.

     After paying expenses of and fees related to the transaction, MEDY will receive net proceeds of approximately $700,000. MEDY will use the proceeds for working capital.

Item 7. Financial Statements and Exhibits
-----------------------------------------

     (A) and (B) Financial Statements

          None

     (C) Exhibits

     1. Amendment No. 3 to Purchase Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.

     2.   Purchase  Agreement  between  Medical  Dynamics,  Inc.  and  Resonance
          Limited.

     3. Registration Rights Agreement between Medical Dynamics and Resonance Limited.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDICAL DYNAMICS, INC.



March 23, 1999                             By: /s/ Van A. Horsley
                                               ---------------------------------
                                               Van A. Horsley, President